UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices) (Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, Parsley Energy Operations, LLC (the “Company”), a subsidiary of Parsley Energy, Inc. (“Parsley”), entered into materially identical amendments (the “Amendments”) with each of Parsley’s named executive officers (the “Named Executive Officers”) to such Named Executive Officers’ respective Employment, Confidentiality, and Non-Competition Agreements, as amended and restated (if applicable) (the “Prior Agreements,” and as amended by the Amendments, the “Amended Employment Agreements”).

As of the date hereof, the Named Executive Officers are the following individuals:

Name	Title
Bryan Sheffield	President, Chief Executive Officer and Chairman of the Board
Ryan Dalton	Vice President—Chief Financial Officer
Matthew Gallagher	Vice President—Chief Operating Officer
Thomas B. Layman	Vice President—Geoscience
Colin Roberts	Vice President—General Counsel

The following summarizes the material changes made to the Prior Agreements as a result of the Amendments.

The Prior Agreements were amended, in part, (i) to incorporate the vesting provisions included in the award agreements for outstanding equity awards held by the Named Executive Officers in the event of a termination by the Company without “Cause” (as defined in the Amended Employment Agreements) and (ii) to modify the treatment of outstanding equity awards upon an event of termination by the Named Executive Officers for “Good Reason” (as defined in the Amended Employment Agreements). Upon a termination by the Company without Cause or by a Named Executive Officer for Good Reason, the applicable Named Executive Officer will be entitled to (a) vesting of performance-based equity awards based on the actual levels of performance achieved over the applicable performance period, prorated for the number of days that elapsed in the applicable performance period prior to such Named Executive Officer’s termination (to be settled after the end of the applicable performance period) and (b) vesting of time-based equity awards prorated for the number of days that elapsed in the applicable vesting period prior to such Named Executive Officer’s termination. However, the restricted stock awards granted in connection with Parsley’s initial public offering will not be subject to these provisions and will continue to vest according to the original terms of the applicable award agreements.

The Amendments also conform the treatment of outstanding equity awards upon a termination due to death or “Disability” (as defined in the Amended Employment Agreements) to that contained in the Named Executive Officers’ equity award agreements. The Amendments provide that, upon an event of termination due to death or Disability, the applicable Named Executive Officer will be entitled to vesting of the target number of outstanding performance-based equity awards and vesting of all outstanding time-based equity awards held by such Named Executive Officer. In addition, upon an event of termination due to death or Disability, such Named Executive Officer will be entitled to receive an annual bonus payment based on the actual achievement of applicable performance conditions, if any, prorated for the number of days that elapsed in the applicable bonus year prior to such Named Executive Officer’s termination.

Further, the Amendments clarify that, upon the occurrence of a “Change of Control” (as defined in the Amended Employment Agreements), outstanding performance-based equity awards shall immediately vest based on the actual achievement of the applicable performance conditions, measured from the first day of the applicable performance period through the date immediately prior to the Change of Control. The Amendments also provide that the treatment of performance-based equity awards granted by the surviving company following a Change of Control shall be determined in accordance with the terms of the award agreement applicable to such award.

In addition, the Amendments reduce, from one year to six months, the duration of certain restrictive covenants applicable to the Named Executive Officers in the event of a termination by the Named Executive Officers for Good Reason. This change was made in order to treat the Named Executive Officers equally in the event of a termination by the Company without Cause and a termination by the Named Executive Officers for Good Reason.

The foregoing description of the Amendments does not purport to be complete. Copies of the Amendments will be included as exhibits to Parsley’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel

Dated: September 30, 2016